Exhibit 99.1

FOR IMMEDIATE RELEASE

NATIONAL HOLDINGS CORPORATION REPORTS FISCAL SECOND QUARTER 2013 FINANCIAL RESULTS

NEW YORK, May 13, 2013 – National Holdings Corporation (OTC BB: NHLD) (”National Holdings” or the “Company”), a leading hybrid broker dealer, today announced financial results for the Company’s fiscal second quarter and six months ended March 31, 2013.

Fiscal Second Quarter and Year-to-Date Highlights

●	Generated fiscal second quarter 2013 net income of $0.5 million, or $0.01 per basic and diluted share, compared with a loss of $1.8 million, or $0.07 per basic and diluted share in the year-ago period
●

Reported Adjusted EBITDA, a non-GAAP measure, of $1.2 million and $1.6 million for the fiscal second quarter and six months ended March 31, 2013, compared with $0.1 million and a loss of $0.2 million, respectively

●	Strengthened capital structure with $8.8 million private offering and converted all preferred share classes into common shares
●	Satisfied all remaining $2.8 million of outstanding debt

Mark D. Klein, National Holdings’ Chief Executive Officer and Co-Executive Chairman, commented, “Over the past nine months, we have implemented a series of initiatives designed to focus our revenue mix on higher margin offerings, reduce costs, return to profitability and strengthen our capital and reporting structures. We are now seeing significant improvements in all of these key areas, with additional benefits to be realized in the coming quarters. Our improving results are a testament to the Company’s success managing costs and streamlining operations. We expect to actively evaluate opportunities to expand into new products, broaden our business platform and increase our established brokerage force.”

Fiscal Second Quarter 2013 Financial Review

National Holdings reported fiscal second quarter 2013 total revenue of $32.9 million, a decrease of 1% from revenue of $33.2 million reported in the fiscal second quarter of 2012.

Operating expenses were $32.2 million in the second fiscal quarter of 2013. The $32.2 million represents a $1.7 million, or 5% decrease in expenses, compared with $33.9 million in the fiscal second quarter of 2012. The decrease in expenses was due primarily to improvements in reduced occupancy costs and overall lower payroll. These expense reductions enabled the Company to return to profitability.

The Company uses Earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA to provide greater clarity regarding the cash earnings of the business by removing income taxes, non-cash reorganization-related share-based compensation charges and non-cash interest expenses, as defined in the Non-GAAP Financial Measures section below. On this basis, National Holdings reported fiscal second quarter 2013 Adjusted EBITDA of $1.2 million, compared with $0.1 million in the fiscal second quarter of 2012.

On a GAAP basis, net income for the fiscal second quarter was $0.5 million, or $0.01 per basic and diluted share, compared with a net loss of $1.8 million, or $0.07 per basic and diluted share, in the fiscal second quarter of 2012.

Six Months Ended March 31, 2013 Financial Review

National Holdings reported 2013 year-to-date revenue of $59.4 million, an increase of 1% over year-to-date revenue of $58.6 million reported in 2012.

Operating expenses were $58.7 million for the six months ended March 31, 2013. The $58.7 million represents a 3% decrease from $60.3 million in the prior year period of 2012. The decrease was primarily a result of the Company’s focus on managing expenses and increasing efficiencies within its brokerage operations, as well as other cost reduction efforts as described in the fiscal second quarter review.

Adjusted EBITDA increased to $1.6 million in the six months ended March 31, 2013, compared with a loss of $0.2 million in the six months ended March 31, 2012.

On a GAAP basis, net income for the six months ended March 31, 2013 was $0.5 million, or $0.01 per basic and diluted share, compared with a net loss of $2.8 million, or $0.12 per basic and diluted share in 2012.

Balance Sheet

As of March 31, 2013, National Holdings had $13.5 million in cash and cash equivalents. On January 25, 2013, the Company completed an offering of 29.45 million shares of its common stock that raised gross proceeds of $8.8 million. The proceeds were used to repay $2.8 million in debt. Proceeds will also be utilized for general working capital purposes, as well as investments in organic and M&A opportunities to expand, strengthen and diversify National Holdings’ business units. As part of this transaction, the Company converted its outstanding preferred Series C, D and E into common stock. No preferred shares of National Holdings remain outstanding as of March 31, 2013.

Conference Call

National Holdings will host a conference call to discuss its fiscal second quarter 2013 earnings results on Monday, May 13, 2013, at 5:00 p.m. ET. To access the teleconference, please dial (706) 902-2067 (domestic and international) approximately ten minutes before the teleconference’s scheduled start time and reference ID # 64698546. A live webcast will also be available on the investor relations portion of National Holdings’ website at http://www.nhldcorp.com/investors.aspx.

If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion and available through May 20, 2013. The teleconference replay can be accessed by dialing (404) 537-3406 (domestic and international) and entering the ID# 64698546. A webcast replay will also be available on the investor relations portion of National Holding’s website at http://www.nhldcorp.com/investors.aspx.

About National Holdings Corporation

National Holdings Corporation is a full-service investment banking and asset management firm that provides a range of services, including independent retail brokerage and advisory services, investment banking, institutional sales and trading and equity research, to corporations, institutional investors and high-net-worth clients. With over 1,000 Independent advisors, brokers, traders and sales associates, the Company is a leading Independent Advisor and Broker services company. National Holdings operates through four subsidiaries: National Securities Corporation, vFinance Investments, Inc., National Insurance Corporation and National Asset Management, Inc. The Company was founded in 1947 and is headquartered in New York and Florida. For more information, visit www.nhldcorp.com.

Safe Harbor Statements

This release contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Information on significant potential risks and uncertainties that may also cause differences includes, but is not limited to, those mentioned by National Holdings from time to time in their filings with the SEC. The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue,” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. National Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may be disclosed from time to time in our SEC filings or otherwise, including the factors discussed in Item 1A, Risk Factors, of our Annual Report on Form 10-K and in or periodic reports on Form 10-Q, and, therefore, readers should not place undue reliance on these forward-looking statements.

Contacts:

National Holdings Corporation

Mark Klein, 212-417-8210

Chief Executive Officer and Co-Chairman

Or

Robert Fagenson, 212-847-3200

Executive Co-Chairman

Source National Holdings Corporation

(Financial Tables Follow)

NATIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

ASSETS

	March 31,	September 30,
	2013	2012
Current Assets	(Unaudited)	(Audited)
Cash and cash equivalents	$13,496,000	$7,934,000
Deposit with clearing organizations	1,107,000	1,107,000
Receivables from broker-dealers and clearing organizations	3,572,000	3,650,000
Other receivables, net of allowance for uncollectible accounts	747,000	147,000
Advances to registered representatives - Current portion	215,000	249,000
Securities owned: marketable – at market value	2,072,000	696,000
Securities owned: non-marketable – at fair value	423,000	56,000
Other assets	907,000	520,000
Total Current Assets	22,539,000	14,359,000

Advances to registered representatives - Long term portion	531,000	641,000
Fixed assets, net	474,000	662,000
Intangible assets, net	155,000	466,000
Other assets	155,000	461,000
Total Assets	$23,854,000	$16,589,000

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable, accrued expenses and other liabilities	$12,421,000	$11,297,000
Payable to broker-dealers and clearing organizations	13,000	119,000
Securities sold, but not yet purchased, at market	213,000	1,000
Convertible notes payable	-	6,800,000
Subordinated borrowings - Related party	-	1,000,000
Total Current Liabilities	12,647,000	19,217,000

Accrued expenses and other liabilities - Long term portion	236,000	263,000

Total Liabilities	12,883,000	19,480,000

National Holdings Corporation Stockholders' Equity (Deficit)
Series C and D, convertible preferred stock, $0.01 par value, 10,000,000 shares
authorized, 0 issued and outstanding at March 31, 2013 and 94,169 at September 30, 2012	-	6,156,000
Common stock, $.02 par value, 150,000,000 shares authorized;
89,016,988 and 26,567,193 shares issued and outstanding at March 31, 2013 and
September 30, 2012	1,780,000	531,000
Additional paid-in capital	64,496,000	46,184,000
Accumulated deficit	(55,326,000)	(55,780,000)
Total National Holdings Corporation Stockholders' Equity (Deficit)	10,950,000	(2,909,000)

Non Controlling Interest	21,000	18,000

Total Stockholders' Equity (Deficit)	10,971,000	(2,891,000)

Total Liabilities and Stockholders' Equity (Deficit)	$23,854,000	$16,589,000

The accompanying notes are an integral part of these unaudited consolidated financial statements.

NATIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three-month Period Ended		Six-month Period Ended
	March 31,		March 31,
	2013	2012	2013	2012
Revenues
Commissions	$20,769,000	$20,484,000	$36,809,000	$33,687,000
Net dealer inventory gains	4,310,000	3,686,000	6,912,000	6,762,000
Investment banking	2,334,000	4,232,000	4,389,000	8,987,000
Interest and dividends	1,004,000	663,000	2,050,000	1,366,000
Transfer fees and clearing services	2,033,000	2,141,000	4,040,000	3,971,000
Investment advisory fees and other income	2,499,000	2,003,000	5,193,000	3,835,000
Total Revenues	32,949,000	33,209,000	59,393,000	58,608,000

Operating Expenses
Commissions, compensation and fees	28,329,000	29,682,000	51,164,000	52,412,000
Clearing fees	575,000	374,000	997,000	834,000
Communications	1,149,000	1,162,000	2,267,000	2,362,000
Occupancy, equipment and other administrative costs	981,000	1,345,000	1,754,000	2,206,000
Professional fees	764,000	643,000	1,535,000	1,174,000
Interest	66,000	276,000	230,000	552,000
Taxes, licenses, registration	369,000	440,000	777,000	803,000
Total Operating Expenses	32,233,000	33,922,000	58,724,000	60,343,000

Net Income (Loss) from Operations	716,000	(713,000)	669,000	(1,735,000)

Other Expenses
Loss on disposition of unconsolidated joint venture	-	(1,051,000)	-	(1,051,000)
Loss on investment in unaffiliated entity	(162,000)	-	(162,000)	-
Income tax expense - Current	(60,000)	-	(60,000)	-
Total Other Expenses	(222,000)	(1,051,000)	(222,000)	(1,051,000)

Net income (loss) before non-controlling interest	494,000	(1,764,000)	447,000	(2,786,000)
Non-controlling interest	-	4,000	7,000	17,000
Net income (loss)	494,000	(1,760,000)	454,000	(2,769,000)

Preferred stock dividends	-	-	-	(93,000)

Net income (loss) attributable to common stockholders	$494,000	$(1,760,000)	$454,000	$(2,862,000)

Diluted:
Net income (loss) attributable to common stockholders	$0.01	$(0.07)	$0.01	$(0.12)
Net income (loss) attributable to common stockholders: Diluted	$0.01	$(0.07)	$0.01	$(0.12)

Weighted average number of shares outstanding: Basic	72,232,218	26,088,530	49,289,601	23,855,581
Weighted average number of shares outstanding: Diluted	74,743,336	26,088,530	55,324,608	23,855,581

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Non-GAAP Financial Measures

To provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, the Company supplements its combined consolidated statements of income presented on a GAAP basis with non-GAAP financial measures of earnings. Please refer to the schedule in this release for a reconciliation of non-GAAP financial measures to GAAP measures.

Management uses Earnings before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”) and adjusted EBITDA as financial measures to evaluate the profitability and efficiency of the Company’s business model. EBITDA and adjusted EBITDA are not presented in accordance with GAAP.

Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. Additionally, the Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures.

National Holdings Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

(unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2013	2012	2013	2012

Net income (loss), as reported	$494,000	$(1,760,000)	$454,000	$(2,769,000)
Interest expense	66,000	276,000	230,000	552,000
Taxes	88,000	43,000	108,000	83,000
Depreciation	110,000	140,000	227,000	288,000
Amortization	155,000	155,000	311,000	311,000
EBITDA	913,000	(1,146,000)	1,330,000	(1,535,000)
Non-cash compensation expense	-	4,000	-	10,000
Non-cash other administrative expense	-	140,000	-	140,000
Forgivable loan write down	75,000	60,000	135,000	143,000
Loss on disposition of joint venture	-	1,051,000	-	1,051,000
Loss on investment in unaffiliated entity	162,000	-	162,000	-
EBITDA, as adjusted	$1,150,000	$109,000	$1,627,000	$(191,000)